As filed with the Securities and Exchange Commission on February 18, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioNTech SE

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	98-151-1032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

An der Goldgrube 12 D-55131 Mainz Germany	N/A
(Address of Principal Executive Offices)	(Zip Code)

2017 Employee Stock Ownership Plan

2020 Management Board ESOP

2020 Employee Equity Plan

2020 Restricted Stock Unit Plan for North America Employees

(Full title of the plan)

BioNTech US Inc.

40 Erie St., Suite 110

Cambridge, MA 02139

(Name and address of agent for service)

+1 (617) 337-4701

(Telephone number, including area code, of agent for service)

Copies to:

Paul Claydon Brian K. Rosenzweig Matthew T. Gehl Covington & Burling LLP 265 Strand London WC2R 1BH United Kingdom +44 20 7067 2000	Jochen Dieselhorst Peter Versteegen Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB Hohe Bleichen 7 20354 Hamburg Germany +49 40 36 90 60

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share(6)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, no par value per share
—2020 Employee Equity Plan	2,000,000	(3)	$117.675	$ 235,350,000	$ 25,677
—2020 Restricted Stock Unit Plan for North America Employees	230,000	(4)	$117.675	$ 27,065,250	$ 2,953
—2017 Employee Stock Ownership Plan	16,001,019		$117.675	$ 1,882,919,911	$ 205,427
—2020 Management Board ESOP	472,370	(5)	$117.675	$ 55,586,140	$ 6,064
Total	18,703,389		⸻	$ 2,200,921,301	$ 240,121

(1)	Ordinary shares, no par value per share, of the Registrant, or the Ordinary Shares, may be represented by American Depositary Shares, or ADSs, with each ADS representing one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-233898).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement covers any Ordinary Shares that become issuable under the Registrant’s 2020 Employee Equity Plan, or the 2020 EEP, the Registrant’s 2020 Restricted Stock Unit Plan for North America Employees, or the 2020 North America Plan, the Registrant’s 2017 Employee Stock Ownership Plan, or the Registrant’s 2020 Management Board ESOP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding Ordinary Shares.
(3)	Represents 2,000,000 Ordinary Shares reserved for issuance pursuant to future awards under the 2020 EEP.
(4)	Represents 230,000 Ordinary Shares reserved for issuance pursuant to future awards under the 2020 North America Plan.
(5)	Represents 224,274 Ordinary Shares reserved for issuance pursuant to future awards under the 2020 Management Board ESOP and 248,096 Ordinary Shares issuable upon the exercise of options granted under the 2020 Management Board ESOP.
(6)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices reported for the ADSs on the Nasdaq Global Select Market on February 11, 2021.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8, or the Registration Statement, in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

BioNTech SE, or the Registrant, hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission, or the SEC:

(1) The Registrant’s Annual Report on Form 20-F, filed with the SEC on March 31, 2020, which contains the Registrant’s audited financial statements for the latest fiscal year in which such statements have been filed;

(2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, since December 31, 2019; and

(3) The description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39081) filed with the SEC on October 7, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-39081) filed with the SEC on October 7, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 5. Interests of Named Experts and Counsel.

Members of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB are the beneficial owners of less than 1% of the Registrant’s ordinary shares.

Item 6. Indemnification of Directors and Officers.

As a German European public company with limited liability, the Registrant is—insofar as applicable pursuant to the SE Regulation and the German law on the implementation of the SE (SEAG)—subject to the German Stock Corporation Act (Aktiengesetz), as amended. Under German law, the Registrant may not indemnify members of its Management Board and Supervisory Board to the extent the relevant claim or loss has arisen as a result of the breach by the member of his or her duties owed to the Registrant. Otherwise the Registrant is required under the law to indemnify its Management Board and Supervisory Board members from and against any liabilities arising out of or in connection with their services to the Registrant.

The Registrant provides directors’ and officers’ liability insurance for the members of its Management and Supervisory Boards against civil liabilities, which they may incur in connection with their activities on behalf of the Registrant.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the Registrant’s board, executive officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Association of the Registrant

4.2	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of the American Depositary Shares (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-233898), filed with the SEC on September 23, 2019)

4.3	Form of Specimen American Depositary Receipt (included in Exhibit 4.2)

4.4	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-233688), filed with the SEC on September 9, 2019)

4.5	2020 Employee Equity Plan

4.6	2020 Restricted Stock Unit Plan for North America Employees

5.1	Opinion of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB

23.1	Consent of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mainz, Germany, on February 18, 2021.

BIONTECH SE

By:	/s/ Prof. Ugur Sahin, M.D.
Name: Prof. Ugur Sahin, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Prof. Ugur Sahin, M.D., Özlem Türeci, Sean Marett, Sierk Poetting and Ryan Richardson and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments hereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons on February 18, 2021 in the capacities indicated.

Signature	Title

/s/ Prof. Ugur Sahin, M.D. Prof. Ugur Sahin, M.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Dr. Sierk Poetting Dr. Sierk Poetting	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Helmut Jeggle Helmut Jeggle	Chair of the Supervisory Board

/s/ Michael Motschmann Michael Motschmann	Director

/s/ Prof. Christoph Huber, M.D. Prof. Christoph Huber, M.D.	Director

/s/ Dr. Ulrich Wandschneider Dr. Ulrich Wandschneider	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of BioNTech SE has signed this registration statement on February 18, 2021.

BIONTECH US INC.

/s/ Brian Kickham
Name: Brian Kickham Title: Secretary